Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

TECH DATA CORPORATION ANNOUNCES CLOSING OF NOTES OFFERING

CLEARWATER, Fla., (January 31, 2017) -- Tech Data Corporation (NASDAQ: TECD) (“Tech Data”) today announced it has completed the previously announced public offering of $500,000,000 aggregate principal amount of its 3.700% Senior Notes due 2022 and $500,000,000 aggregate principal amount of its 4.950% Senior Notes due 2027.

Tech Data intends to use the net proceeds to fund a portion of the purchase price of the proposed acquisition (the “Acquisition”) by Tech Data of AVT Technology Solutions LLC and TS Divestco B.V., which will hold all assets and liabilities primarily relating to Avnet Inc.’s Technology Solutions business (the “Acquired Business”), pursuant to an Interest Purchase Agreement, dated September 19, 2016, and to pay certain costs associated with the Acquisition. Tech Data intends to use any remaining net proceeds from the offering for general corporate purposes.

BofA Merrill Lynch, Citigroup and J.P. Morgan are acting as joint book-running managers for the offering of the Notes.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering is being made only by means of a prospectus and related prospectus supplement, which may be obtained by visiting the website of the Securities and Exchange Commission (“SEC”) at www.sec.gov or by contacting Merrill Lynch, Pierce, Fenner & Smith Incorporated, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, North Carolina 28255-001, Attn: Prospectus Department, by email at dg.prospectus_requests@baml.com or by telephone: 1-800-294-1322; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by email at prospectus@citi.com or by telephone: 1-800-831-9146; or J.P. Morgan Securities LLC, 383 Madison Ave, New York, NY 10179 or by telephone: 1-212-834-4533.

Certain statements in this communication may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including statements regarding Tech Data’s plans, objectives, expectations and intentions relating to the proposed Acquisition, financing and closing of the proposed Acquisition, and the expected timing and benefits of the proposed Acquisition, involve a number of risks and uncertainties and actual results could differ materially from those projected. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about the proposed Acquisition and the operating environment, economies and markets in which Tech Data and the Acquired Business operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements.

For additional information with respect to risks and other factors which could occur, see Tech Data’s Annual Report on Form 10-K filed on March 24, 2016, including Part I, Item 1A, “Risk Factors” therein, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other securities filings with the SEC that are available at the SEC’s website at www.sec.gov and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Many of these factors are beyond Tech Data’s control. Unless otherwise required by applicable securities laws, Tech Data disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Tech Data undertakes no duty to update any forward-looking statements contained herein to reflect actual results or changes in Tech Data’s expectations.

About Tech Data

Tech Data Corporation is one of the world’s largest wholesale distributors of technology products, services and solutions. Its advanced logistics capabilities and value added services enable 105,000 resellers to efficiently and cost effectively support the diverse technology needs of end users in more than 100 countries. Tech Data generated $26.4 billion in net sales for the fiscal year ended January 31, 2016. It is ranked No. 108 on the Fortune 500® and one of Fortune’s “World’s Most Admired Companies.”

Contacts:

Charles V. Dannewitz, Executive Vice President and Chief Financial Officer

727-532-8028 (chuck.dannewitz@techdata.com)

Scott Walker, Corporate Vice President, Treasurer

727-532-8099 (scott.walker@techdata.com)

Arleen Quiñones, Vice President, Investor Relations and Corporate Communications

727-532-8866 (arleen.quinones@techdata.com)